**DORATO RESOURCES INC.**

**PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT**

**INSTRUCTIONS TO PURCHASER**

1. All purchasers must complete all the information in the boxes on page 1 and sign where indicated with an "**X**".

2. Unless you are an employee of the Issuer and satisfy the prospectus exemption relating to employees, if you are resident of Canada and are purchasing Units with an aggregate acquisition cost of less than $150,000, you must complete and sign the "Accredited Investor Form" that starts on page 2. The purpose of the form is to determine whether you meet the standards for participation in a private placement as an "accredited investor" under section 2.3 of National Instrument 45-106.

3. If you are a "U.S. Purchaser", complete and sign the certification that starts on page 12. A "U.S. Purchaser" is (a) any "U.S. person" as defined in Regulation S under United States federal securities laws, (b) any person purchasing securities on behalf of any "U.S. Person" or any person in the United States, (c) any person that receives or received an offer of the securities while in the United States, (d) any person that is in the United States at the time the purchaser's buy order was made or this subscription agreement was executed or delivered. "U.S. person" includes but is not limited to (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (iv) any estate or trust of which any executor or administrator or trustee is a U.S. person.

4. If you are not an individual (that is, the Purchaser is a corporation, partnership, trust or entity other than an individual) or you are a portfolio manager and you: (a) will hold more than 5% of the Issuer's issued and outstanding common shares upon completion of the Private Placement (as defined herein); or (b) are subscribing for more than 25% of the Private Placement (as defined herein), then complete and sign the "Corporate Placee Registration Form" (Form 4C) that starts on page 6. If you have previously submitted this form to the Exchange and there have been no changes to its content then please check the box to that effect on page 1.

# PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO: Dorato Resources Inc. (the "Issuer"), of Suite 1920 – 1188 West Georgia Street, Vancouver, B.C. V6E 4A2
AND TO: Canaccord Capital Corporation, #2200-609 Granville Street, Vancouver, B.C. V7Y 1H2

Subject and pursuant to the terms set out in the Terms on pages 9 to 11, the General Provisions on pages 17 to 26 and the other appendices, acknowledgements, provisions and forms attached which are hereby incorporated by reference, the undersigned purchaser (the "Purchaser") hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

____________________ Units (consisting of one common share of the Issuer and one-half of one share purchase warrant)

$0.50 per Unit for a total purchase price of $________________________________________

The Purchaser owns, directly or indirectly, the following securities of the Issuer:

________________________________________________________________

**[Check if applicable]** The Purchaser is: ☐ an insider of the Issuer ☐ a member of a Pro Group ☐ a director or officer of the Issuer

The Purchaser has on file with the Exchange a current Form 4C ☐

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows, unless instructed otherwise by the Agent:

| **REGISTRATION INSTRUCTIONS** | **DELIVERY INSTRUCTIONS** |
|---|---|
| Name to appear on certificate | Name and account reference, if applicable |
| Account reference if applicable | Contact name |
| Address | Address |
| | Telephone Number |

**EXECUTED by the Purchaser this ______ day of ____________, 2009. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the "Address of Purchaser".**

| | **EXECUTION BY PURCHASER:** |
|---|---|
| Accepted this ______ day of _______________, 2009 | X |
| | Signature of individual (if Purchaser **is** an individual) |
| DORATO RESOURCES INC. | X |
| Per: | Authorized signatory (if Purchaser **is not** an individual) |
| Authorized signatory | Name of Purchaser and/or authorized signatory (**please print**) |
| | Name of Disclosed Beneficial Purchaser (if applicable) (**please print**) |
| | Address of Purchaser (residence) |
| | Address of Disclosed Beneficial Purchaser (if applicable) (residence) |
| | Telephone number and e-mail address |

The Issuer accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

## ACCREDITED INVESTOR FORM

(Capitalized terms not specifically defined in this Accredited Investor Form (the "Form") have the meaning ascribed to them in the Subscription Agreement to which this Form is attached.)

In connection with the execution of the Subscription Agreement to which this Form is attached, the Purchaser represents and warrants to the Issuer, on its own behalf and on behalf of each of the beneficial purchasers for whom the Purchaser is acting, if any, that it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

______Category 1 a Canadian financial institution, or a Schedule III bank

______Category 2 the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada)

______Category 3 a subsidiary of any person referred to in Category 1 or 2, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

______Category 4 a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador)

______Category 5 an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in Category 4

______Category 6 the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada

______Category 7 a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Québec

______Category 8 any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

______Category 9 a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

_____Category 10 an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000

_____Category 11 an individual whose net income before taxes exceeded $200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

_____Category 12 an individual who, either alone or with a spouse, has net assets of at least $5,000,000

_____Category 13 a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements

_____Category 14 an investment fund that distributes or has distributed its securities only to

(a) a person that is or was an accredited investor at the time of the distribution;

(b) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of National Instrument 45-106 [*Minimum amount investment*], and 2.19 of National Instrument 45-106 [*Additional investment in investment funds*]; or

(c) a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 of National Instrument 45-106 [*Investment fund reinvestment*]

_____Category 15 an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt

_____Category 16 a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

_____Category 17 a person acting on behalf of a fully managed account managed by that person, if that person

(a) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(b) in Ontario, is purchasing a security that is not a security of an investment fund

_____Category 18 a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

_____Category 19 an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories 1 to 4 or Category 9 in form and function

_____Category 20 a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

_____Category 21 an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser

_____Category 22 a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(a) an accredited investor; or

(b) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 came into force

The statements made in this Form are true and accurate as of the date of signing and will be true and accurate as of the Closing Date. If any such representations and warranties shall cease to be true and accurate at any time prior to Closing, the Purchaser will promptly notify the Agent and the Issuer.

Dated ________________________________________ 2009.

**X**
_______________________________________
Signature of individual (if Purchaser **is** an individual)

**X**
_______________________________________
Authorized signatory (if Purchaser is **not** an individual)

_______________________________________
Name of Purchaser (**please print**)

_______________________________________
Name of authorized signatory (**please print**)

_______________________________________
Official capacity of authorized signatory (**please print**)

For the purposes hereof:

(a) "accredited investor" means a person who meets the criteria in any of the above categories;

(b) "Canadian financial institution" means:

(i) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c) "eligibility adviser" means

(i) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(ii) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d) "entity" means a company, syndicate, partnership, trust or unincorporated organization;

(e) "financial assets" means

(i) cash,

(ii) securities, or

(iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f) "fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(g) "investment fund" means a mutual fund or a non-redeemable investment fund, and, for great certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 *Investment Fund Continuous Disclosure*;

(h) "non-redeemable investment fund" means an issuer:

(i) whose primary purpose is to invest money provided by its securityholders;

(ii) that does not invest

(A) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii) that is not a mutual fund;

(i) "person" includes

(i) an individual;

(ii) a corporation;

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(j) "related liabilities" means

(i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii) liabilities that are secured by financial assets;

(k) "Schedule III bank" means an authorized foreign bank named in Schedule III of the *Bank Act* (Canada);

(l) "spouse" means, an individual who,

(i) is married to another individual and is not living separate and apart within the meaning of the *Divorce Act* (Canada), from the other individual,

(ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the *Adult Interdependent Relationships Act* (Alberta); and

(m) "subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

# FORM 4C
# CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided if such subscribers:

(a) will hold more than 5% of the Issuer's issued and outstanding Shares on a upon completion of the Private Placement; or

(b) are subscribing for more than 25% of the Private Placement.

This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1. Placee Information:

   (a) Name:______________________________________

   (b) Complete Address:________________________________

   (c) Jurisdiction of Incorporation or Creation:______________________

2. (a) Is the Placee purchasing securities as a portfolio manager (Yes/No)?_________

   (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?_________

3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

   (a) it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

   (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in __________________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

   (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

   (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

   (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Control Persons of the Placee:

| Name | City | Province or State | Country |
|---|---|---|---|
| | | | |

| Name | City | Province or State | Country |
|---|---|---|---|
| | | | |
| | | | |

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated at ____________________________________ on _______________________, 2009.

(Authorized Signature)

(Official Capacity – please print)

(Please print name of individual whose signature appears above)

## Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ____________________________________ on _______________________, 2009.

(Name of Purchaser – please print)

(Authorized signatory)

(Official Capacity – please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

# TERMS

| | |
|---|---|
| **Reference date of this Subscription Agreement** | March 10, 2009 (the "Agreement Date") |

## The Offering

| | |
|---|---|
| **The Issuer** | Dorato Resources Inc. (the "Issuer") |
| **The Agent** | The offering is made on a commercially reasonable efforts basis by Canaccord Capital Corporation (which, together with any sub-agents, is referred to as the "Agent") under an agency agreement dated for reference the date of closing (the "Closing") of the Offering (as defined below). |
| **Offering** | The offering consists of an aggregate of 10,000,000 units of the Issuer (the "Units"). |
| **Purchased Securities** | The "Purchased Securities" are Units. Each Unit consists of one previously unissued common share, as presently constituted (a "Share") and one-half of one share purchase warrant (a "Warrant") of the Issuer. One whole Warrant will entitle the holder, on exercise, to purchase one additional common share of the Issuer (a "Warrant Share") at a price of $0.65 per Warrant Share at any time until the close of business on the day which is 24 months from the date of issue of the Warrant.<br><br>If over a period of 20 consecutive trading days after the period which is four months and a day after the issuance of the Warrants, the volume weighted average closing price of the Issuer's common shares on the Exchange exceeds $2.00, within 30 days of such occurrence, the Issuer may provide notice, in writing, to each of the holders of such Warrants, that the Warrants will expire on the 30th day following such notice. |
| **Over-allotment Option** | In respect of this Offering, the Issuer has granted the Agent an over-allotment option (the "Over-allotment Option") whereby the Agent may obtain subscriptions for up to an additional 2,000,000 Units exercisable in whole or in part up to 48 hours prior to the Closing. |
| **Compensation to Agent** | The Agent will receive a cash commission equal to 7% of the gross proceeds received by the Issuer from the sale of the Units, including any Units sold under the Over-allotment Option.<br><br>The Agent will also receive warrants (the "Agent's Warrants") in a number equal to 10% of the number of Units sold, including any Units sold under the Over-allotment Option. Each Agent's Warrant will entitle the holder, on exercise, to purchase one additional common share of the Issuer at a price of $0.70 per share at any time until the close of business on the day which is 24 months from the date of issue of the Agent's Warrant.<br><br>In connection with the offering and other services provided to the Issuer, the Agent will also receive a corporate finance fee of 100,000 Units. |
| **Total amount** | Up to $5,000,000 (excluding the exercise of the Over-allotment Option described above). |
| **Price** | $0.50 per Unit. |

**Warrants**

The Warrants will be issued and registered in the name of the purchasers or their nominees.

The Warrants will be transferable, subject to resale restrictions set forth herein.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

**Selling Jurisdictions**

The Units may be sold in British Columbia, Alberta, Ontario and in such other provinces as may be agreed to and in certain "offshore" jurisdictions outside Canada and outside the United States and in the United States in accordance with available exemptions (the "Selling Jurisdictions").

**Exemptions**

The offering will be made in accordance with the following exemptions from the prospectus requirements:

(a) the "accredited investor" exemption found in section 2.3 of National Instrument 45-106 *Prospectus and Registration Exemptions*;

(b) the "minimum amount investment ($150,000)" exemption found in section 2.10 of National Instrument 45-106 *Prospectus and Registration Exemptions*;

(c) the "employee, executive officer, director and consultant" exemption found in section 2.24 of National Instrument 45-106 *Prospectus and Registration Exemptions*;

(d) the "offshore exemption" found in BC Instrument 72-503 *Distributions of Securities Outside British Columbia*; and

(e) in the United States, Rule 506 of Regulation D and/or section 4(2) of the *United States Securities Act of 1933*, as amended.

**Resale restrictions and legends**

The Purchased Securities will be subject to a four month hold period that starts to run on Closing.

The Purchaser acknowledges that the certificates representing the Purchased Securities will bear the following legends:

> "Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is four months and a day after the distribution date.]"

"Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [date that is four months and a day after the Closing]."

The Issuer agrees that the Securities will bear no legends other than those set out herein.

Certificates representing Securities issued to U.S. Purchasers will bear additional legends as set forth in the "Certification of U.S. Purchaser" which starts on page 12.

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

**Closing Date**

Payment for, and delivery of, the Units is scheduled to occur on March 31, 2009 or such date as may be agreed upon by the Issuer and the Agent (the "Closing Date").

**Additional definitions**

In the Subscription Agreement, the following words have the following meanings unless otherwise indicated:

(a) "Purchased Securities" means the Units purchased under this Subscription Agreement;

(b) "Securities" means the Shares, the Warrants and the Warrant Shares;

(c) "Warrants" includes the certificates representing the Warrants.

## The Issuer

**Jurisdiction of organization**

The Issuer is incorporated under the laws of British Columbia.

**Stock exchange listings**

Shares of the Issuer are listed on the TSX Venture Exchange (the "Exchange").

## End of Terms

# PROVISIONS APPLICABLE TO A UNITED STATES PURCHASER

## CERTIFICATION OF U.S. PURCHASER

**NOTE: the provisions on this page are applicable ONLY if the Purchaser is in the United States or is a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended.**

(Capitalized terms not specifically defined in this Certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached.)

In connection with the execution of the Subscription Agreement to which this Schedule is attached, the undersigned (the "Purchaser") represents and warrants to the Issuer that:

1. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment.

2. The Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities.

3. It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws.

4. It understands the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements.

5. If the Purchaser is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

   ___________ A natural person whose individual net worth, or joint net worth with that person's spouse, at the date of this Certification exceeds US $1,000,000;

   ___________ A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

6. If the Purchaser is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

   ___________ An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

   ___________ A trust that (a) has total assets in excess of US $5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Securities;

   ___________ An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__________ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__________ A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

__________ An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

7. It has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

8. If it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

   (a) the sale is to the Issuer;

   (b) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

   (c) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws; or

   (d) the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and

   (e) it has prior to such sale pursuant to subsection (c) or (d) furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer.

9. The certificates representing the Securities (and any certificates issued in exchange or substitution for the Securities) will bear a legend in substantially the form as follows:

> "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

Delivery of certificates bearing such a legend may not constitute "good delivery" in settlement of transactions on Canadian stock exchanges or over-the-counter markets. If the Issuer is a "foreign issuer" with no "substantial U.S. market interest" (all within the meaning of Regulation S under the 1933 Act) at

the time of sale, a new certificate, which will constitute "good delivery", will be made available to the Purchaser upon provision by the Purchaser of a declaration in the form attached as Appendix "A" together with such other evidence of the availability of an exemption as the Issuer or its transfer agent may reasonably require.

Certificates representing Warrants, and all certificates issued in exchange therefore or in substitution thereof, shall bear the following legend in substantially the following form:

> "THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A "U.S. PERSON" OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

10. It understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Securities, in particular, no determination has been made whether the Issuer will be a "passive Foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code.

11. It understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

12. It consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Certification and the Subscription Agreement.

13. It is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the "United States"), a "U.S. Person" as such term is defined in Regulation S of the 1933 Act or was in the United States at the time the securities were offered or the Subscription Agreement was executed.

14. It understands that the Securities are "restricted securities" under applicable federal securities laws and that the 1933 Act and the rules of the SEC provide in substance that the Purchaser may dispose of the Securities only pursuant to an effective registration statement under the 1933 Act or an exemption therefrom, and, other than as set out herein, the Purchaser understands that the Issuer has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder). Accordingly, the Purchaser understands that absent registration, under the rules of the SEC, the Purchaser may be required to hold the Securities indefinitely or to transfer the Securities in "private placements" which are exempt from registration under the 1933 Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Purchaser. As a consequence, the Purchaser understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time.

15. It understands and acknowledges that the Issuer is not obligated to remain a "foreign issuer".

16. It has no intention to distribute, and shall not transfer, either directly or indirectly any of the Securities to any person within the United States or to U.S. persons, as defined in Regulations S (a "US Person") except pursuant to an effective registration statement under the 1933 Act, or an exemption therefrom.

The statements made in this Certification are true and accurate to the best of my information and belief and I will promptly notify the Agent and the Issuer of any changes in the answers.

**ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN**

Dated ____________________________, 2009

**X** ____________________________
Signature of individual (if Purchaser **is** an individual)

**X** ____________________________
Authorized signatory (if Purchaser is **not** an individual)

____________________________
Name of Purchaser (**please print**)

____________________________
Name of authorized signatory (**please print**)

____________________________
Official capacity of authorized signatory (**please print**)

# APPENDIX "A"

## Declaration for removal of legend

TO: Computershare Trust Company of Canada as registrar and transfer agent for the shares of Dorato Resources Inc. (the "Company").

The undersigned (A) acknowledges that the sale of the common shares represented by certificate number ______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and (B) certifies that (1) the undersigned is not an "affiliate" (as defined in Rule 405 under the 1933 Act) of the Company; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) under the 1933 Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; and (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

By: ________________________________ Dated: ___________________________

Signature

Name (please print)

## Affirmation by Seller's Broker-Dealer

We have read the foregoing representations of our customer, ________________________ (the "Seller") dated ______________________, with regard to the sale, for such Seller's account, of the common shares represented by certificate number ______________ of the Company described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

________________________________________

Name of Firm

By: _____________________________________

Authorized officer

Date: ___________________________________

# GENERAL PROVISIONS

## 1 DEFINITIONS

1.1 In the Subscription Agreement (including the first (cover) page, the Terms on pages 9 to 11, the General Provisions on pages 17 to 26 and the other appendices, acknowledgements, provisions and forms incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a) "1933 Act" means the United States *Securities Act* of 1933, as amended;

(b) "Agent" has the meaning assigned in the Terms;

(c) "Applicable Legislation" means, as applicable, the securities laws, regulations, rules, rulings and orders in the Selling Jurisdictions in Canada and in jurisdictions where the Issuer is a reporting issuer and all applicable administrative policy statements issued by the securities regulatory authorities in each of the Selling Jurisdictions in Canada and in jurisdictions where the Issuer is a reporting issuer together with the applicable rules and policies of the Exchange;

(d) "Closing" means the completion of the sale and purchase of the Purchased Securities;

(e) "Closing Date" has the meaning assigned in the Terms;

(f) "Commissions" means the securities regulatory authorities in each of the Selling Jurisdictions in Canada and in jurisdictions where the Issuer is a reporting issuer;

(g) "Disclosed Beneficial Purchaser" means any disclosed principal for whom the Purchaser is contracting under this Subscription Agreement;

(h) "Exchange" has the meaning assigned in the Terms;

(i) "General Provisions" means those portions of the Subscription Agreement headed "General Provisions" and contained on pages 17 to 26;

(j) "Personal Information" means any information about an identifiable individual, and includes information provided by the Purchaser in this Subscription Agreement;

(k) "Private Placement" means the offering of the Purchased Securities on the terms and conditions of the Agency Agreement and this Subscription Agreement;

(l) "Purchased Securities" has the meaning assigned in the Terms;

(m) "Regulation S" means Regulation S promulgated under the 1933 Act;

(n) "Regulatory Authorities" means the Commissions and the Exchange;

(o) "Securities" has the meaning assigned in the Terms;

(p) "Selling Jurisdictions" has the meaning assigned in the Terms;

(q) "Subscription Agreement" means the first (cover) page, the Terms on pages 9 to 11, the General Provisions on pages 17 to 26 and the other appendices, acknowledgements, provisions and forms incorporated by reference; and

(r) "Terms" means those portions of the Subscription Agreement headed "Terms" and contained on pages 9 to 11.

1.2 In the Subscription Agreement, the following terms have the meanings defined in Regulation S: "U.S. Person" and "United States".

1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated in Canadian dollars.

1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

## 2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

2.1 Acknowledgements concerning the Private Placement

The Purchaser acknowledges on its own behalf and if applicable, on behalf of any Disclosed Beneficial Purchaser that:

(a) the purchase of the Purchased Securities has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Purchased Securities is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(b) the Purchased Securities are being offered for sale only on a "private placement" basis;

(c) the Purchased Securities will be subject to certain resale restrictions under the Applicable Legislation and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and not the Issuer in any manner responsible) for complying with such restrictions. For purposes of complying with the Applicable Legislation and National Instrument 45-102 *Resale of Securities*, the Purchaser understands and acknowledges that upon the issuance of Purchased Securities, all the certificates representing the common shares and warrants comprising the Purchased Securities, as well as all certificates issued in exchange therefor (including upon exercise of any Warrants comprising the Purchased Securities) prior to four months plus one day from the Closing Date, shall bear the following legends:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE **[THE DATE THAT IS FOUR MONTHS PLUS ONE DAY FROM THE CLOSING DATE]**."

In addition, all certificates representing the common shares (including upon exercise of any Warrants comprising the Purchased Securities) issued prior to four months plus one day from the Closing Date will also bear the following legends:

> "WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING]."

(d) it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby;

(e) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f) there is no government or other insurance covering the Securities;

(g) there are risks associated with the purchase of the Securities and the Purchaser is knowledgeable or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Purchased Securities and is capable of bearing the economic risk of the investments;

(h) an investment in the Purchased Securities is not without risk and the Purchaser (and any Disclosed Beneficial Purchaser) may lose his, her or its entire investment;

(i) there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(j) the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including, in most circumstances, statutory rights of rescission or damages, will not be available to the Purchaser;

(k) no prospectus has been or is intended to be filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is intended to be exempted from the prospectus and registration requirements of the Applicable Legislation and as a consequence of acquiring the Purchased Securities pursuant to these exemptions:

  (i) the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

  (ii) the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

  (iii) the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

(l) the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities; and

(m) the Purchaser acknowledges that the Issuer's counsel and the Agent's counsel are acting as counsel to the Issuer and the Agent, respectively, and not as counsel to the Purchaser.

2.2 Representations by all Purchasers

The Purchaser, on its own behalf and on behalf of any Disclosed Beneficial Purchaser, represents and warrants to the Issuer that, as of the date of this Subscription Agreement and as at the Closing Time:

(a) the Purchaser complies with one of the following:

  (i) the Purchaser or Disclosed Beneficial Purchaser is purchasing the Purchased Securities as principal or is deemed to be purchasing as principal in accordance with Applicable Legislation and meets the definition of "accredited investor" as such term is defined

under National Instrument 45-106 *Prospectus and Registration Exemptions* and has completed and signed the Accredited Investor Form which begins on page 2; or

(ii) the Purchaser or Disclosed Beneficial Purchaser is purchasing as principal and has purchased that number of Purchased Securities having an acquisition cost to the Purchaser of not less than $150,000 to be paid in cash on the Closing Date; or

(iii) the Purchaser is an employee, executive officer, director or consultant of the Issuer and:

(A) my participation in this Subscription Agreement is voluntary, meaning that I have not been induced to participate in this subscription by expectation of employment, appointment, or engagement or continued employment, appointment or engagement with the Issuer or a related entity of the Issuer;

(B) acknowledges that the Purchased Securities will be subject to a four month resale restriction imposed by the Issuer;

(C) the Purchaser agrees to comply with such restrictions; and

(D) that the Purchased Securities will bear the legends set forth in Section 2.1(c) of this Subscription Agreement.

(b) the Purchaser is not a person created or used solely to purchase or hold securities in order to comply with an exemption from the prospectus requirements of Applicable Legislation and if the Purchaser is not an individual, it pre-existed the Offering and has a bona fide purpose other than investment in the Purchased Securities;

(c) if the Purchaser is acting for a Disclosed Beneficial Purchaser, the Purchaser is the duly authorized trustee or agent of such beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such Disclosed Beneficial Purchaser, this Subscription Agreement and all other documentation in connection with the purchase of the Purchased Securities hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such Disclosed Beneficial Purchaser were the Purchaser and the Purchaser's actions as trustee or agent are in compliance with applicable law and the Purchaser and each Disclosed Beneficial Purchaser acknowledges that the Issuer may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Purchased Securities for whom it may be acting and the Purchaser is deemed under Applicable Legislation to be purchasing as principal, where applicable;

(d) the Purchaser and any Disclosed Beneficial Purchaser for whom it is acting is resident in the jurisdiction set out on the execution page of this Subscription Agreement, such address was not created and is not used solely for the purpose of acquiring the Purchased Securities and the Purchaser was solicited to purchase in such jurisdiction;

(e) the Purchaser has properly completed, executed and delivered the applicable form(s) set forth herein and such forms contain information about the Purchaser that is true and accurate as of the date of signing and will be true and correct as at the Closing Date;

(f) the Purchaser has not received, nor has the Purchaser requested, nor does the Purchaser have any need to receive, any offering memorandum, or any other document describing the business and affairs of the Issuer in order to assist the Purchaser in making an investment decision in respect of the Purchased Securities and the Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Purchased Securities;

(g) no person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase the Securities;

(ii) that any person will refund the purchase price of the Purchased Securities;

(iii) as to the future price or value of any of the Securities; or

(iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, other than the Shares and Warrant Shares on the Exchange;

(h) if the Purchaser is:

(i) a corporation, the Purchaser is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Securities as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement and the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(ii) a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii) an individual, the Purchaser is of the full age of majority and has the legal capacity and competence to enter into and to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder;

(i) this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;

(j) the Purchaser has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(k) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

(l) the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Issuer and approval of the Exchange;

(m) the Purchaser is not a "control person" of the Issuer as defined in the Applicable Legislation, will not become a "control person" by virtue of this subscription for the Securities and does not intend to act in concert with any other person to form a control group of the Issuer;

(n) unless the Purchaser has executed the "Certification of U.S. Purchaser" that begins on page 12:

(i) the offer was not made to the Purchaser when the Purchaser was in the United States and, at the time the Purchaser's buy order was made to the Agent, the Purchaser was outside the United States;

(ii) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(iii) the Purchaser has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the 1933 Act;

(iv) the Purchaser is not a U.S. Person; and

(v) the Purchaser is not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person;

(o) if the Purchaser is a resident of an International Jurisdiction (which is defined herein to mean a country other than Canada or the United States), then the Purchaser provides on its own behalf and, if applicable, on behalf of others for whom it is hereby acting, that:

(i) the Purchaser is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined herein to mean, in respect of each and every offer or sale of Purchased Securities, any securities laws having application to the Purchaser and the Private Placement other than the laws of Canada and the United States and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto) which would apply to this subscription, if any;

(ii) the Purchaser is purchasing the Purchased Securities pursuant to an applicable exemption from any prospectus, registration or similar requirements under the International Securities Laws of that International Jurisdiction, or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Securities under the International Securities Laws of the International Jurisdiction without the need to rely on exemptions;

(iii) the subscription by the Purchaser does not contravene any of the International Securities Laws applicable to the Purchaser and the Issuer and does not give rise to any obligation of the Issuer or the Agent to prepare and file a prospectus or similar document or to register the Securities or to be registered with any governmental or regulatory authority;

(iv) the International Securities Laws do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(v) the Securities are being acquired for investment purposes only and not with a view to resale and distribution, and the distribution of the Securities to the Purchaser by the Issuer complies with all International Securities Laws;

(p) this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(q) the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and acknowledges that the hold period indicated in the Terms does not constitute such representation and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(r) the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer;

(s) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issuance of the Securities as may be required;

(t) the Purchaser acknowledges that the Agent will receive a commission and fee from the Issuer in connection with this Private Placement as set out in the Terms;

(u) the funds representing the aggregate subscription price for the Purchased Securities which will be advanced by the Purchaser hereunder will not represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada) (the "PCMLTFA") and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser's name and other information relating to this Subscription Agreement and the Purchaser's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge: (a) none of the subscription funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser; and (b) the Purchaser shall promptly notify the Issuer and the Agent if the Purchaser discovers that any of such representations ceases to be true, and to provide the Issuer and the Agent with appropriate information in connection therewith;

(v) the Purchaser and each Disclosed Beneficial Purchaser, if any, for whom it is acting as trustee or agent, is not being induced to purchase Purchased Securities by expectation of employment, continued employment, appointment or continued appointment of the Purchaser or any Disclosed Beneficial Purchaser for whom it is contracting hereunder as an employee, officer or director of the Issuer; and

(w) unless purchasing on behalf of a Disclosed Beneficial Purchaser, the Purchaser is purchasing the Purchased Securities for investment only and not with a view to resale or distribution.

2.3 Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 9 to 11, the General Provisions on pages 17 to 26 and the other appendices, acknowledgements, provisions and forms incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer and the Agent in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer and the Agent against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer and the Agent immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 9 to 11, the General Provisions on pages 17 to 26 and the other appendices, acknowledgements, provisions and forms incorporated by reference) which takes place prior to the Closing.

2.4 Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

## 3 REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1 Incorporation by reference from Agency Agreement

The Issuer hereby makes in favour of the Purchaser the representations and warranties of the Issuer contained in the Agency Agreement. The Issuer will provide to the Purchaser, promptly on request and without charge, an extract from the Agency Agreement certified by an officer of the Issuer as a true extract of the representations and warranties contained in the Agency Agreement.

3.2 Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

## 4 EXCLUSION OF LIABILITY OF THE AGENT

The Purchaser acknowledges that the Agent is acting as an agent in this transaction and that all warranties, conditions, representations or stipulations, other than those relating solely to the Agent, whether express or implied and whether arising hereunder or under prior agreement or statement or by statute or at common law are expressly those of the Issuer. The Purchaser acknowledges that no information or representation concerning the Issuer has been provided to the Purchaser by the Issuer or the Agent other than those contained in this Subscription Agreement and the Agency Agreement and that the Purchaser is relying entirely upon this Subscription Agreement and the Agency Agreement. Any information given or statement made is given or made without liability or responsibility howsoever arising on the part of the Agent. No person in the employment of, or acting as agent of, the Agent has any authority to make or give any representation or warranty whatsoever in relation to the Issuer or the Securities. Any information given or statement made is given or made without liability or responsibility howsoever arising on the part of the Agent, and the Purchaser hereby releases the Agent from any claims that may arise in respect of any such information given or statement made.

## 5 WITHDRAWAL OF SUBSCRIPTION

The Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing if the Agent terminates its obligations with respect to the Private Placement under the Agency Agreement and hereby appoints the Agent as its agent for the purpose of notifying the Issuer of the withdrawal or termination of this subscription.

## 6 PERSONAL INFORMATION

The Purchaser (and any Disclosed Beneficial Purchaser) acknowledges that this Subscription Agreement requires the Purchaser (and any Disclosed Beneficial Purchaser) to provide certain personal information to the Issuer. Such information is being collected by the Issuer for the purposes of completing the proposed offering of Units, which includes, without limitation, determining the Purchaser's (and any Disclosed Beneficial Purchaser's) eligibility to purchase the Purchased Securities under Applicable Legislation, preparing and registering certificates representing the Purchased Securities and completing filings required by the Commissions. The Purchaser's (and any Disclosed Beneficial Purchaser's) personal information may be disclosed by the Issuer to: (i) stock exchanges or securities regulatory authorities, (ii) the Issuer's registrar and transfer agent, and (iii) any of the other parties involved in the Private Placement, including legal counsel, and may be included in record books in connection with the Private Placement. By executing this Subscription Agreement, the Purchaser (and any Disclosed Beneficial Purchaser) is deemed to be consenting to the foregoing collection, use and disclosure of his, her or its personal information. The Purchaser (and any Disclosed Beneficial Purchaser) also consents to the filing of copies or originals of any documents of the Purchaser provided in connection with the Private Placement (including, without limitation, this Subscription Agreement) as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In addition, the Purchaser provides its consent to:

(a) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 1, or as otherwise identified by the Exchange, from time to time; and

(b) the collection, use and disclosure of Personal Information by the Commissions for the purposes described in Appendix 1.

## 7 ISSUER'S ACCEPTANCE

This Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for the Purchased Securities which will not be binding on the Issuer until accepted by the Issuer by executing this Subscription Agreement in the space provided on the face page(s) of this Subscription Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, this Subscription Agreement will be entered into on the date of such execution by the Issuer.

## 8 CLOSING

8.1 The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer's objectives and that further closings may not take place after the Closing.

8.2 On or before the end of the third business day before the Closing Date, the Purchaser will deliver to the Issuer or the Agent the Subscription Agreement and all applicable acknowledgements, provisions and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

8.3 At Closing, the Issuer will deliver to the Agent the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Agent.

## 9 BENEFICIAL PURCHASERS

Whether or not explicitly stated in this Subscription Agreement, any acknowledgement, representation, warranty, covenant or agreement, made by the Purchaser in this Subscription Agreement will be treated as if made by the Disclosed Beneficial Purchaser if any.

## 10 MISCELLANEOUS

10.1 The Purchaser was introduced to the Issuer by the Agent under the terms of the Agency Agreement.

10.2 The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

10.3 The Purchaser hereby irrevocably authorizes the Agent, in its sole discretion:

(a) to act as the Purchaser's representative at the Closing, to receive certificates for Purchased Securities subscribed for and to execute in its name and on its behalf all closing receipts and documents required; and

(b) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Purchaser contained in the Subscription Agreement or in any agreement or document ancillary or related to the Private Placement.

10.4 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

10.5 The Issuer and the Agent may rely on delivery by fax machine or e-mail of an executed copy of this subscription, and acceptance by the Issuer of such faxed or e-mailed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement. If less than a complete copy of this Subscription Agreement is delivered to the Issuer at Closing, the Issuer and its advisors are entitled to assume that the Purchaser accepts and agrees to all of the terms and conditions of the pages not delivered at Closing unaltered.

10.6 Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer's having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer and the Agent consider necessary.

10.7 This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

10.8 Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the *Interpretation Act* (British Columbia).

10.9 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Agent, or by anyone else.

10.10 The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

10.11 This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

10.12 A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

10.13 The contract arising out of this Subscription Agreement and all documents relating thereto, have been or will be drafted in English only by common accord among the parties. Le soussigné reconnaît par les présentes qu'il a exigé que le contrat résultant de cette convention de souscription ainsi que tous documents y afférents soient rédigés en langue anglaise seulement.

10.14 This Subscription Agreement is to be read with all changes in gender or number as required by the context.

10.15 This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

**End of General Provisions**

# APPENDIX 1

1. TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as the "Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

    (a) to conduct background checks;

    (b) to verify the Personal Information that has been provided about each individual;

    (c) to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant;

    (d) to consider the eligibility of the Issuer or Applicant to list on the Exchange;

    (e) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates;

    (f) to conduct enforcement proceedings; and

    (g) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

    As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations service providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

    The Personal Information the Exchange collects may also be disclosed:

    (a) to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

    (b) on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange.

    The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

2. The Commissions may indirectly collect the Personal Information under the authority granted to them by securities legislation. The Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction of each such Commission.

For questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, (416) 593-8086.

## End of Subscription Agreement